SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Thomasville, Georgia
April 29, 2005
Dear Shareholder:
      I would like to extend an invitation for you to join us at our Annual Meeting of Shareholders on Friday, June 3, 2005 at 11:00 a.m. at the Thomasville Cultural Center in Thomasville, Georgia.
      At this year’s meeting, you will vote to:

•	elect four director-nominees to serve for a term of three years and two director-nominees to serve for a term of two years;

•	approve the 2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005; and

•	ratify PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2005.
      In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.
      Included with the enclosed materials are a notice of the Annual Meeting and a proxy statement that contains further information about each matter to be voted upon and the meeting itself, including how to listen to the Annual Meeting on the Internet and different methods to vote your proxy.
      Please carefully review the enclosed proxy materials. Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or to use telephone or Internet voting prior to the Annual Meeting, so that your shares of Flowers Foods common stock will be represented and voted at the Annual Meeting even if you cannot attend.
      I hope to see you in Thomasville.

George E. Deese
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2005
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flowers Foods, Inc. will be held on June 3, 2005 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, for the following purposes:

(1) to elect four nominees as directors of the company to serve for a term of three years and two nominees as directors of the company to serve for a term of two years;

(2) to approve our 2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005;

(3) to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants for Flowers Foods for the fiscal year ending December 31, 2005; and

(4) to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof;
all as set forth in the proxy statement accompanying this notice.
      Only record holders of issued and outstanding shares of our common stock at the close of business on April 15, 2005 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the Annual Meeting.
      Shareholders can listen to a live audio webcast of the Annual Meeting on our website at www.flowersfoods.com. This webcast also will be archived on our website.

By order of the Board of Directors,

Stephen R. Avera
Senior Vice President,
Secretary and General Counsel
1919 Flowers Circle
Thomasville, Georgia 31757
April 29, 2005
     A PROXY CARD IS CONTAINED IN THE ENVELOPE IN WHICH THIS PROXY STATEMENT WAS MAILED. SHAREHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING AND TO SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET. YOUR ATTENDANCE AT THE MEETING IS URGED; IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

i

ii

FLOWERS FOODS, INC.
1919 Flowers Circle
Thomasville, Georgia 31757
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
JUNE 3, 2005
       This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 29, 2005 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on June 3, 2005 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
      At the Annual Meeting, shareholders will:

•	vote to elect four nominees as directors of the company to serve for a term of three years and two nominees as directors of the company to serve for a term of two years;

•	consider and vote on our 2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005;

•	consider and vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for Flowers Foods for the fiscal year ending December 31, 2005; and

•	transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
      In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.
How does the Board of Directors recommend that I vote on each proposal?
      The Board of Directors recommends that you vote FOR:

•	the election of the four director-nominees to serve as Class I directors until 2008 and the two director-nominees to serve as Class III directors until 2007;

•	our 2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2005.
What is a proxy?
      A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the Annual Meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the 2005 Annual Meeting of Shareholders. These three officers are George E. Deese, our President and Chief Executive Officer, Jimmy M. Woodward, our Senior Vice President and Chief Financial Officer and Stephen R. Avera, our Senior Vice President, Secretary and General Counsel.

Who can vote?
      To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on April 15, 2005, which is the record date for the Annual Meeting. There were 40,610,008 shares of our common stock outstanding and entitled to vote on the record date.
How many votes do I have?
      With respect to each matter to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock you held on the record date for the Annual Meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each matter to be voted upon at the Annual Meeting.
How do I vote?
      You can vote in one of four ways. You can vote by mail, via the Internet, by telephone or you can vote in person at the Annual Meeting. By executing and returning your proxy (either by returning the enclosed proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint George E. Deese, Jimmy M. Woodward and Stephen R. Avera to represent you at the Annual Meeting and to vote your shares at the Annual Meeting in accordance with your voting instructions.

•	Voting by Mail. You may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•	Internet Voting. If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

•	Vote at the Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.
      The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.
What if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?
      Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted FOR each matter to be voted on at the Annual Meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?
      Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	Signing another proxy with a later date;

•	Giving our corporate secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	Voting in person at the Annual Meeting.
      Your attendance at the Annual Meeting alone will not revoke your proxy.
How do I vote my 401(k) shares?
      If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, by signing and returning your proxy you will direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your Stock Account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on the record date for the Annual Meeting.
Can I vote if my shares are held in “street name?”
      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to shareholders who own their Flowers Foods shares through certain banks and brokers.
What constitutes a quorum?
      The holders of at least a majority of the shares of our common stock entitled to vote at the Annual Meeting are required to be present in person or by proxy to constitute a quorum for the transaction of business.
      Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast.
What vote is required for each matter to be voted upon at the Annual Meeting?
      Once a quorum has been established, the vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy will decide the action proposed on each matter identified in this proxy statement, except the election of directors. Directors will be elected at the meeting by a plurality of the votes cast by holders of shares of our common stock entitled to vote in the election. In other words, the six director-nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?
      Our Board of Directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Deese, Woodward and Avera, will exercise their judgment in deciding how to vote or otherwise act at the Annual Meeting with respect to that matter or proposal.
Where can I find the voting results from the Annual Meeting?
      We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005, which we expect to file with the Securities and Exchange Commission (“SEC”) on or about August 25, 2005.
How and when may I submit a shareholder proposal for the 2006 Annual Meeting?
      For information on how and when you may submit a shareholder proposal for the 2006 Annual Meeting, please refer to the section entitled “Shareholder Proposals” in this proxy statement.
Who pays the costs of soliciting these proxies?
      We will pay the cost of soliciting proxies. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of votes for a fee of $10,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.
How can I obtain an Annual Report on Form 10-K?
      A copy of Flowers Foods’ Annual Report, which includes our Form 10-K and our financial statements for the fiscal year ended January 1, 2005, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting. The Annual Report does not form any part of the material for the solicitation of proxies.
      The Annual Report is also available on our website at www.flowersfoods.com. You may also receive a copy of the Annual Report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept.
If I cannot attend the Annual Meeting, will a webcast be available on the Internet?
      Shareholders can listen to a live audio webcast of the Annual Meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.
      We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.
Who should I contact if I have any questions?
      If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Marta J. Turner, our Senior Vice President of Corporate Relations, at the above address or by calling (229) 226-9110.

PROPOSAL I
ELECTION OF DIRECTORS
      Our Board of Directors is divided into three classes, with Class I and Class III consisting of four members and Class II consisting of three members. The directors in each class serve for a term of three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. Background information concerning each of our director-nominees and the incumbent directors is provided below.
      In July 2004, the company increased the size of the Board of Directors and named Melvin T. Stith as a Class III director. The Board of Directors was further expanded with the additions of Manuel A. Fernandez as a Class III director in January 2005 and Benjamin H. Griswold IV as a Class I director in February 2005. In accordance with our amended and restated bylaws, any director elected because of an increase in the size of the Board of Directors shall be elected only until the next election of directors by the shareholders. Accordingly, upon the recommendation of the Nominating/ Corporate Governance Committee, in addition to the nomination of Messrs. Lanier and Wood and Ms. Ward as Class I directors, the Board of Directors nominated Mr. Griswold as a Class I director and Messrs. Fernandez and Stith as Class III directors for election to the Board of Directors.
      The following nominees are proposed for election in Class I, to serve until 2008:

•	Benjamin H. Griswold, IV

•	Joseph L. Lanier, Jr.

•	Jackie M. Ward

•	C. Martin Wood III
      The following nominees are proposed for election in Class III to serve until the expiration of the term of their class in 2007:

•	Manuel A. Fernandez

•	Melvin T. Stith
      Unless instructed otherwise, the proxies will be voted for the election of the six nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors. However, our Board of Directors has no reason to believe that any nominee will not be able to serve if elected.
Class I Director-Nominees

Benjamin H. Griswold, IV, age 64, retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He currently serves on the board of directors of The Black & Decker Corporation (NYSE), on the advisory board of Princeton University’s Bendheim Center for Finance and as a trustee of Johns Hopkins University. Mr. Griswold joined the Flowers Foods Board of Directors in February 2005.

Joseph L. Lanier, Jr., age 73, currently serves as Chairman of the Board of Directors of Dan River Inc. (NYSE), a Danville, Virginia textile company. Mr. Lanier retired as Chief Executive Officer of Dan River in February 2005, a position he had held since 1989. He is also a director of Dimon, Inc. (NYSE), where he previously served as Chairman of the Board, and Torchmark Corp. (NYSE). Mr. Lanier has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from 1977 until March 2001.

Jackie M. Ward, age 66, has been an outside managing director of Intec Telecom Systems since December 2000. Prior to that time, she was President, CEO & Chairman of the Board of Directors of Computer Generation Incorporated, a telecommunications company based in Atlanta, Georgia that she co-founded, from 1968 until it was acquired by Intec in December 2000. She is also a director of Bank of America Corporation (NYSE), Equifax, Inc. (NYSE), Sanmina-SCI Systems Corporation (NASDAQ), Anthem, Inc. (NYSE) and SYSCO Corporation. (NYSE). Ms. Ward served as a director of Flowers Industries, Inc. from March 1999 until March 2001, and she has served as a director of Flowers Foods since March 2001.

C. Martin Wood III, age 61, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as Senior Vice President and Chief Financial Officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood served on the Flowers Industries, Inc. Board of Directors, from 1975 until March 2001. Mr. Wood also served as a director of Keebler Foods Company from 1996 until March 2001, and he has served as a director of Flowers Foods since March 2001.

Class III Director-Nominees

Manuel A. Fernandez, age 57, has been the managing director of SI Ventures, a venture capital firm, since 1998 and chairman emeritus of Gartner, Inc., a leading information technology research and consulting company, since 2001. Prior to his present positions, Mr. Fernandez was chairman, president, and chief executive officer of Gartner. Previously, he was president and chief executive officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. He has served as a director of Flowers Foods since January 2005. Mr. Fernandez also serves on the board of directors of Brunswick Corporation (NYSE) and The Black & Decker Corporation (NYSE)

Melvin T. Stith, Ph.D., age 58, is dean of the Whitman School of Management at Syracuse University in New York. From 1991 to November 2004, he was dean of the College of Business at Florida State University in Tallahassee and the Jim Moran Professor of Business Administration. He also is a director of Synovus Financial Corporation (NYSE) and Correctional Services Corporation (NASDAQ) and previously served on the board of Rexall Sundown, Inc. and Keebler Foods Company. He has served as a director of Flowers Foods since July 2004

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE FOR ALL OF THE ABOVE DIRECTOR-NOMINEES

Incumbent Directors

Class II Directors Serving Until 2006

Joe E. Beverly, age 63, has been Chairman of the Board of Directors of Commercial Bank in Thomasville, Georgia, a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the former Vice Chairman of the Board of Directors of Synovus Financial Corp, and is a director of Synovus Financial Corp. He was President of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001.

Amos R. McMullian, age 67, has been Chairman of the Board of Directors of Flowers Foods since November 2000. He previously served as Chief Executive Officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as Chairman of the Board of Directors of Flowers Industries, Inc. from 1985 until March 2001 and as its Chief Executive Officer from 1981 until March 2001. Mr. McMullian previously served as a director of Keebler Foods Company from 1996 to March 2001. Mr. McMullian is a director of Hughes Supply, Inc. (NYSE).

J.V. Shields, Jr., age 67, has been Chairman of the Board of Directors and Chief Executive Officer of Shields & Company, a New York diversified financial services company and member of the New York Stock Exchange, Inc., since 1982. Mr. Shields also is the Chairman of the Board of Directors and Chief Executive Officer of Capital Management Associates, Inc., a registered investment advisor, and the Chairman of the board of trustees of The BBH Funds, the Brown Brothers Harriman mutual funds group. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001.

Class III Directors Serving Until 2007

Franklin L. Burke, age 64, has been a private investor since 1991. He is the former Senior Executive Vice President and Chief Operating Officer of Bank South Corp., an Atlanta, Georgia banking company, and the former Chairman and Chief Executive Officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001.

George E. Deese, age 59, has been President and Chief Executive Officer of Flowers Foods since January 2004. Previously, he served as President and Chief Operating Officer of Flowers Foods from May 2002 to January 2004 and as President and Chief Operating Officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese is the immediate past chairman of the American Bakers Association (ABA) and served for the past eight years on the ABA board and executive committee. He previously served as vice chairman for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years. Mr. Deese joined Flowers Foods in 1964.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders
      The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature		Percent
	of Beneficial		of
Name and Address of Beneficial Owner	Ownership		Class(3)

Gabelli Asset Management, Inc.	4,026,294	(1)	9.9%
One Corporate Center Rye, New York 10580-1435
Barclays Global Investors NA	3,184,716	(2)	7.8%
45 Fremont Street, 17th Floor San Francisco, CA 94105

(1)	The beneficial ownership reported in the table above for Gabelli Asset Management, Inc. is based upon filings with the SEC. According to the Schedule 13D/ A filed on January 13, 2005, Gabelli Funds, LLC has sole voting and dispositive power with respect to 956,000 shares; GAMCO Investors, Inc. has sole voting power with respect to 2,854,996 shares and sole dispositive power with respect to 3,063,294 shares; and MJG Associates, Inc. has sole voting and dispositive power with respect to 7,000 shares.

(2)	The beneficial ownership reported in the table above for Barclays Global Investors NA is based upon filings with the SEC. According to the Schedule 13G filed on February 14, 2005, Barclays Global Investors NA has sole voting power with respect to 1,929,184 shares and sole dispositive power with respect to 2,126,302 shares; Barclays Global Fund Advisors has sole voting power with respect to 1,039,303 shares and sole dispositive power with respect to 1,045,014; and Palomino Limited has sole voting and dispositive power with respect to 13,400 shares.

(3)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on April 15, 2005.
Share Ownership of Certain Executive Officers, Directors and Director-Nominees
      The following table lists information as of April 15, 2005 regarding the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement, and by all of our directors, director-nominees and executive officers as a group:

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

Stephen R. Avera	53,555	(2)	*
Joe E. Beverly	62,993	(3)	*
Franklin L. Burke	31,943	(4)	*
George E. Deese	501,367	(5)	1.23%
Manuel A. Fernandez	545	(6)	*
Benjamin H. Griswold, IV	391	(7)	*
Joseph L. Lanier, Jr.	60,416	(8)	*
Gene D. Lord	112,414	(9)	*
Amos R. McMullian	1,338,721	(10)	3.30%
J. V. Shields, Jr.	3,148,629	(11)	7.75%
Allen L. Shiver	129,078	(12)	*
Melvin T. Stith	1,690	(13)	*

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

Jackie M. Ward	27,002	(14)	*
C. Martin Wood III	1,543,345	(15)	3.80%
Jimmy M. Woodward	181,570	(16)	*
All Directors, Director-Nominees and Executive Officers as a Group (15 persons)	7,193,659		17.71%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes unexercised stock options for 49,050 shares.

(3)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture. Also includes 20,691 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(4)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture. Also includes 3,937 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority.

(5)	Includes (i) 9,936 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership; (ii) unexercised stock options for 173,250 shares and (iii) restricted stock awards of 50,000 shares all of which are subject to forfeiture.

(6)	Includes restricted stock awards of 545 shares all of which are subject to forfeiture.

(7)	Includes restricted stock awards of 391 shares all of which are subject to forfeiture.

(8)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture. Also includes 10,750 shares owned by the spouse of Mr. Lanier, as to which Mr. Lanier disclaims any beneficial ownership.

(9)	Includes unexercised stock options for 74,700 shares.

(10)	Includes (i) unexercised stock options for 739,800 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture.

(11)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture. Also includes (i) 1,482,864 shares held by investment advisory clients of Capital Management Associates, Inc., of which Mr. Shields is Chairman of the Board of Directors and Chief Executive Officer, and (ii) 1,574,075 shares owned by the spouse of Mr. Shields, as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Shields & Company, 140 Broadway, New York, NY 10005.

(12)	Includes unexercised stock options for 103,500 shares. Also includes 3,000 shares held by Mr. Shiver as custodian for his minor children and 877 shares held by the spouse of Mr. Shiver, as to which shares Mr. Shiver disclaims any beneficial ownership.

(13)	Includes restricted stock awards of 1,690 shares all of which are subject to forfeiture.

(14)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture.

(15)	Includes (i) unexercised stock options for 22,500 shares and (ii) restricted stock awards of 1,690 shares all of which are subject to forfeiture. Also includes 23,085 shares held by a trust of which Mr. Wood is co-trustee and 1,289,457 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

(16)	Includes unexercised stock options for 173,250 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Other than as set forth below, based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC were timely filed in fiscal 2004 by directors and executive officers.
      Due to administrative errors, the Form 4s reporting certain transactions in the common stock of the company by C. Martin Wood III, a director of the company, were not filed until (i) December 16, 2004 with respect to certain transactions made on December 2, 2004 and December 6, 2004 and (ii) December 29, 2004 with respect to a transaction made on December 22, 2004.
CORPORATE GOVERNANCE
General
      Flowers Foods believes that good corporate governance is essential to ensure that our company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies.
      Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/ Corporate Governance Committee Charter

•	Finance Committee Charter

•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors.
      You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept.
Determination of Independence
      Pursuant to the Corporate Governance Guidelines, the Nominating/ Corporate Governance Committee and the Board of Directors are required to annually review the independence of each director and/or director-nominee. During this review, transactions and relationships among each director or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates are examined. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the Rules of the New York Stock Exchange (“NYSE Rules”) and the Corporate Governance Guidelines. Only those directors who meet the applicable criteria for independence and the Board of Directors affirmatively determines have no direct or indirect material relationship with the company will be considered independent directors.
      As part of our Corporate Governance Guidelines, we have adopted categorical standards which provide that certain relationships will be considered material relationships and will preclude a director’s independence.

The standard we have adopted for determining director independence is that an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years.

•	does not, or whose immediate family member does not, receive more than $100,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $100,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than an executive officer) need not be considered;

•	(A) is not, or whose immediate family member is not a current partner of a firm that is the company’s internal or external auditor; (B) is not a current employee of such a firm; (C) does not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) has not been, or whose immediate family member has not been, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the company’s audit within that time.

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of the company’s present executives serve on that company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship);

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
      The Nominating/ Corporate Governance Committee and the Board of Directors conducted the required annual independence review in February 2005. Upon the recommendation of the Nominating/ Corporate Governance Committee, the Board of Directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the NYSE Rules and the Corporate Governance Guidelines. Messrs. Burke, Beverly and Shields are independent directors. Messrs. Fernandez, Griswold, Lanier, Stith and Wood and Ms. Ward are independent director-nominees. Mr. McMullian is considered an inside director because of the proximity of his past employment as an executive officer of the company. Mr. Deese is considered an inside director because he is currently an executive officer of the company. Each director and director-nominee abstained from voting as to themselves.
      The foregoing discussion of director independence is applicable only to service as a member of the Board of Directors, the Compensation Committee and the Nominating/ Corporate Governance Committee. Additional guidelines apply to the members of the Audit Committee under applicable law and NYSE Rules.
Presiding Director
      Pursuant to the Corporate Governance Guidelines, the Board of Directors created the position of “presiding director,” whose primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. Each year, a presiding director is selected from a rotation of the independent directors. For fiscal 2005, Joseph L. Lanier, Jr. has been appointed the presiding director.

Shareholder Communication with Directors
      The Board of Directors will give proper attention to written communications that are submitted by shareholders and will respond if appropriate. Shareholders interested in communicating directly with the Board of Directors as a group, the independent directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle, Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the presiding director, with the assistance of our Senior Vice President, Secretary and General Counsel will monitor and review all shareholder correspondence and provide copies or summaries of such communications to other directors as they deem appropriate.
The Board of Directors and Committees of the Board of Directors
      In accordance with the company’s amended and restated bylaws, the Board of Directors has set the number of members of the Board of Directors at eleven. The Board of Directors held ten meetings in fiscal 2004. During the last completed fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he or she served.
      Our Board of Directors has established several standing committees: an Audit Committee, a Nominating/ Corporate Governance Committee, a Compensation Committee and a Finance Committee. The Board of Directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.
      The following table describes the current members of each of the committees and the number of meetings held during fiscal 2004:

Nominating/
Corporate
	Audit	Governance	Compensation	Finance
	Committee	Committee	Committee	Committee

Franklin L. Burke*	Chair		X	X
Joe E. Beverly*	X	X		X
George E. Deese
Manuel A. Fernandez*	X
Benjamin H. Griswold IV*
Joseph L. Lanier, Jr.*		X	Chair
Amos R. McMullian
J.V. Shields, Jr.*				X
Melvin T. Stith*	X
Jackie M. Ward*	X	Chair	X
C. Martin Wood III*				Chair

Number of Meetings	15	6	6	8

*	Independent Directors

Audit Committee
      Under the terms of the Audit Committee charter, the Audit Committee represents and assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the company’s financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the company’s internal audit function and independent auditors.

      The Audit Committee’s authorities and duties include:

•	responsibility for overseeing the company’s financial reporting process on behalf of the Board of Directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

•	review and discussion of the company’s annual audited financial statements and quarterly financial statements with the company’s management and its independent auditor;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of the independent auditors (the company’s internal audit function and its compliance officer report directly to the Audit Committee);

•	review with management the effectiveness of the company’s internal controls; and

•	review with management any material legal matters and the effectiveness of the company’s procedures to ensure compliance with its legal and regulatory responsibilities.
      The Board has determined that all Audit Committee members are “independent” as defined by the NYSE Rules and under SEC rules and regulations. The Board of Directors has also determined that Mr. Burke, the chairman of the Audit Committee, is an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/ Corporate Governance Committee
      Under the terms of its charter, the Nominating/ Corporate Governance Committee is responsible for considering and making recommendations to the Board of Directors with regard to the function and needs of the Board, and the review and development of our Corporate Governance Guidelines. In fulfilling its duties, the Nominating/ Corporate Governance Committee shall:

•	receive identification of individuals qualified to become Board members;

•	select, or recommend that the Board select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to our company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the Board regarding the independence of each director;

•	review director compensation;

•	oversee the evaluation of the Board and management; and

•	perform any other duties and responsibilities delegated to the committee from time to time.
      Our Board has determined that all members of the Nominating/ Corporate Governance Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines. For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.”

Compensation Committee
      Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The Compensation Committee’s primary functions are to:

•	review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve our Chief Executive Officer’s compensation level based on this evaluation;

•	make recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans;

•	administer equity-based incentive plans and other plans adopted by the Board that contemplate administration by the Compensation Committee;

•	oversee regulatory compliance with respect to compensation matters;

•	review employment agreements, severance agreements and any severance or other termination payments proposed with respect to any of our executive officers; and

•	produce a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.
      Our Board has determined that all members of the Compensation Committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines.

Finance Committee
      The primary functions of the Finance Committee are to:

•	make recommendations to the Board of Directors with respect to the approval, adoption and any significant amendment to all of the company’s defined benefit and defined contribution plans and trusts (the “retirement plans”);

•	oversee the administration of the retirement plans and approve the selection of any third-party administrators;

•	review and employ managers to review the investment results of the retirement plans and the investment policies of the retirements plans and monitor and adjust the asset allocations of the retirement plans;

•	oversee, in consultation with management, regulatory and tax compliance matters with respect to the retirement plans; and

•	make recommendations to the Board of Directors with respect to management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), the company’s credit facilities, commodities hedging and liquidity matters.
Relationships Among Certain Directors
      J.V. Shields, Jr. and C. Martin Wood III are married to sisters.
Directors’ Fees
      Each non-employee director receives an annual restricted stock award valued at $40,000, based on the market price of our common stock on the Monday following the Annual Meeting of Shareholders. Directors elected by the Board during the following year receive a prorated award. Additionally, each non-employee director receives payments pursuant to a standard arrangement. For fiscal 2004, these directors received: (i) a retainer of $2,500 per month; (ii) $1,500 for each meeting of the Board of Directors or committee of the Board of Directors attended, with the chairmen of the Audit and Compensation Committees receiving an annual retainer of $15,000 and $10,000, respectively, and the chairs of all other committees receiving an annual retainer of $5,000; and (iii) reimbursement for travel expenses. In addition to the above-described fees and retainers, in fiscal 2004, Mr. McMullian received a fee of $100,000 for his services as the non-executive Chairman of the Board of Directors and $250,000 pursuant to the terms of a Consulting Agreement with the company.
      Non-employee directors are eligible to participate in our 2001 Equity and Performance Incentive Plan (the “EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and our Executive Deferred Compensation Plan (the “EDCP”). Under the EPIP non-employee directors received restricted stock grants as described above. The restricted stock vests one year from the date of grant. Under the SAR Plan, a non-employee director may elect to receive stock appreciation rights in lieu of cash payments for the retainers described above. Stock appreciation rights granted under the SAR Plan do not give the director an equity interest in the company. Stock appreciation rights vest one year from the date of issuance, and the director has ten years to exercise these rights. The company is required to value stock appreciation rights at a required measurement date based on the difference in the fair market value of the company’s common stock on such measurement date and the grant price. The difference is recorded as an expense to the company. Additionally, each stock appreciation right receives credit for any dividends paid on an equivalent number of shares of the company’s common stock. Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and meeting fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the Board of Directors.
Selection of Director-Nominees
      The Nominating/ Corporate Governance Committee identifies and considers director candidates recommended by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Senior Vice President, Secretary and General Counsel. The Nominating/ Corporate Governance Committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating/ Corporate Governance Committee.
      The Nominating/ Corporate Governance Committee believes that any director-nominee must meet the director qualification criteria set forth in our Corporate Governance Guidelines before it could recommend such director-nominee for election to the Board of Directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend Board of Directors meetings;

•	willingness and ability to work with other members of the Board of Directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.
      The Nominating/ Corporate Governance Committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the Board of Directors. The

Nominating/ Corporate Governance Committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.
Attendance at Annual Meetings
      In accordance with our Corporate Governance Guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, except for Messrs. Fernandez, Griswold and Stith who joined the Board after the 2004 Annual Meeting of Shareholders, all of our directors have attended the Annual Meeting of Shareholders for the last two years.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table contains certain summary information for fiscal years 2004, 2003 and 2002 regarding compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Flowers Foods.
SUMMARY COMPENSATION TABLE

	Compensation				Long-Term Compensation

					Restricted		Long Term	All
				Other	Stock	Option	Incentive	Other
	Fiscal	Salary	Bonus	Comp.	Awards	Awards	Payouts	Comp.
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)	($)(2)

George E. Deese	2004	600,000	345,150	23,750	1,300,000	—	—	74,101
President and	2003	433,173	179,086	—	—	171,000	—	52,975
Chief Executive Officer	2002	394,792	240,360	—	—	—	—	37,765
Gene D. Lord	2004	343,200	131,617	—	—	—	—	3,175
President and	2003	336,346	202,396	—	—	102,150	—	1,669
Chief Operating Officer,	2002	285,954	167,036	—	—	—	—	1,784
Flowers Bakeries Group
Jimmy M. Woodward	2004	337,869	129,573	—	—	—	—	26,754
Senior Vice President and	2003	323,654	133,815	—	—	102,150	—	21,279
Chief Financial Officer	2002	300,000	75,000	—	—	—	—	20,044
Allen L. Shiver	2004	322,400	121,702	—	—	—	—	12,989
President and	2003	318,654	77,194	—	—	102,150	—	12,585
Chief Operating Officer,	2002	268,462	118,432	—	—	—	—	1,171
Flowers Specialty Group
Stephen R. Avera	2004	307,107	117,776	—	—	—	—	12,913
Senior Vice President,	2003	288,846	108,677	—	—	72,150	—	11,704
Secretary and General Counsel	2002	268,287	103,620	—	—	—	—	7,966

(1)	For fiscal 2004, represents dividends paid on restricted stock.

(2)	Represents company-paid life insurance premiums and contributions by the company under certain defined contribution plans and the EDCP.

Option Grants in Last Fiscal Year
      There were no options granted during fiscal 2004.
Aggregated Option Exercises and Fiscal Year End Option Values
      None of our executive officers named in the summary compensation table exercised options during the fiscal year ended January 1, 2005. The table below provides information on the value of options held by such executive officers, based on the value of such options on January 1, 2005. This value is calculated as the difference between the exercise price of the option and $31.58 per share, which was the closing price of our common stock on December 31, 2004 as reported by The Wall Street Journal.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options At Fiscal Year		In-the-Money Options
	on	Value	End(#)		at Fiscal Year End($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George E. Deese	—	—	—	344,250	—	5,635,798
Gene D. Lord	—	—	—	176,850	—	2,730,097
Jimmy M. Woodward	—	—	—	275,400	—	4,908,742
Allen L. Shiver	—	—	—	205,650	—	3,366,779
Stephen R. Avera	—	—	—	121,200	—	1,846,252
Separation Agreements
      We entered into separation agreements with specified “executive officers” (as such term is defined under the Securities Exchange Act of 1934, as amended). These agreements serve as memoranda of the change in control benefits under certain of our benefit plans, and provide additional benefits, including relocation benefits and certain welfare benefits, in the event of a termination of employment following a change in control. These agreements also provide for tax gross-up payments to neutralize any excise taxes that are imposed on payments subject to Section 4999 of the Internal Revenue Code of 1986, as amended, referred to as the Code, and any additional income taxes that are attributable to those payments. Our Compensation Committee may select, in its sole discretion, any additional executives to be offered such separation agreements.
Retirement Plan
      We adopted the Flowers Foods, Inc. Retirement Plan No. 1, referred to as the retirement plan, which provides a defined benefit pension upon retirement to eligible employees of participating subsidiaries (but not to employees of Flowers Foods) that is based upon each year of service with the participating subsidiary. Additionally, the retirement plan provides a defined benefit pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of Flowers Foods) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the spin-off from Flowers Industries, Inc. that is based upon each year of service with Flowers Industries, Inc. and/ or certain of its subsidiaries. The pension benefit is the sum of annual credits earned during eligible employment. The basic annual credit is 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) for each year of service and 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service. Certain additional annual credits are provided for a limited group of participants in the retirement plan. The table below includes the estimated amounts that are payable to the individuals indicated upon their retirement at age 65 under the provisions of the retirement plan, assuming that payment is made in the form of a life annuity. Effective as of the date of our spin-off from Flowers Industries, Inc., Messrs. Deese and Woodward had accrued a fixed benefit under the retirement plan as set forth in the table below and will not earn additional benefits under the retirement plan for years of service with Flowers Foods and/ or non-participating subsidiaries. Effective as of December 30, 2001, Mr. Avera had accrued a fixed benefit under the retirement plan as set forth in the table below and will not earn additional benefits under the retirement plan for years of service with Flowers Foods. Effective as of July 14, 2002, Mr. Shiver had accrued a fixed benefit under the retirement plan as set forth in the table below, and will not earn additional benefits under the retirement plan for years of service with non-participating subsidiaries. Because of his employment by a participating subsidiary of the company, Mr. Lord will continue to earn additional benefits under the retirement plan.
Estimated Amounts Payable Under
the Retirement Plan For Certain Individuals

	Credited
	Years of	Projected Annual
	Service	Benefit

George E. Deese	38	$98,051
Gene D. Lord	39	$103,500
Jimmy M. Woodward	17	$36,383
Allen L. Shiver	24	$43,746
Stephen R. Avera	17	$33,158
Supplemental Executive Retirement Plan
      Our supplemental executive retirement plan, referred to as the SERP, provides a supplemental retirement income benefit for any executive who is a participant in the retirement plan, if the retirement plan benefit is subject to restrictions that apply to tax-qualified plans. The supplemental benefit is equal to (i) the benefit the executive would have received according to the retirement plan formula if the executive had not been subject to limitations on maximum benefits or pensionable compensation received from tax-qualified plans and if certain amounts of compensation that the executive elected to defer under non-qualified deferred compensation programs were taken into account as pensionable compensation, minus (ii) the amount the executive will receive from the retirement plan, as adjusted for these limits, and minus (iii) the amount of the monthly accrued benefit under the Flowers Industries, Inc. Supplemental Executive Retirement Plan as of March 26, 2001, which was paid out in the form of a lump sum in connection with the termination of that plan. The SERP is not tax-qualified. The purpose of the plan is to ensure that each participating executive’s total retirement income benefits will equal the amounts that would have been payable under the retirement plan absent the limitations described above. Payments pursuant to this plan will be calculated in the form of a life only annuity, and the actuarial equivalent thereof will be paid in the form which the participating executive has elected for purposes of the retirement plan. Payments will be made from Flowers Foods’ general assets. Payments generally will be made at the same time as the participant’s distributions from the retirement plan, except in the event of a change in control of Flowers Foods, in which event the actuarial equivalent of anticipated payments will be paid immediately in a lump sum. Accruals under this plan during fiscal 2004 amounted to $64,676 and $593 was distributed from the plan during fiscal 2004.
Executive Deferred Compensation Plan
      Our EDCP allows certain members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan. The purpose of the EDCP is to provide a benefit to certain members of management whose contributions to the company’s defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The participants’ deferrals are credited to an account established for the participant and earn interest until paid. Additionally, the company makes contributions to the plan on behalf of the participant, which also earn interest until paid. Interest earned on deferrals and company contributions to The EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Generally, the deferrals and company contributions plus interest are paid to the participant upon termination of employment. Contributions credited to the EDCP on behalf of the executives and included in the “all other compensation” column of the executive compensation table above, amounted to $92,404 in fiscal 2004. During fiscal 2004, $54,421 was distributed from the plan.

Report on Executive Compensation
      Our executive compensation program is administered by the Compensation Committee of our Board of Directors, which is comprised of three independent directors. Our Compensation Committee met six times during fiscal 2004 to evaluate the executive compensation program to assure that it is reasonable, equitable and competitive. The Compensation Committee considers the recommendations of independent compensation specialists in evaluating compensation levels, plan design and administration.

Compensation Philosophy
      Our Compensation Committee administers each aspect of our executive compensation program in a manner that emphasizes our primary long-term goals, which are the creation of consistent earnings growth and the enhancement of shareholder value in our common stock. The Compensation Committee considers these goals to be attainable by maintaining continuity within an experienced, professional and technically proficient executive group. Accordingly, our compensation program is designed (a) to be competitive with other similarly situated companies, (b) to be equitable by offering a reasonable level of base compensation and (c) to align the interests of the executives with those of the shareholders. The primary compensation arrangements, tailored to fulfill this philosophy and utilized by the Compensation Committee in various combinations, are as follows:

Base Salary
      Each year, the Compensation Committee reviews the contribution made to Flowers Foods’ performance by each senior executive and approves the executive’s base salary. The base salary represents Flowers Foods’ ongoing compensation commitment and forms the foundation for the executive compensation program. The Compensation Committee ensures that a competitive base salary is maintained for each executive by periodically reviewing the results of independent national survey data for comparable positions in companies with a dollar sales volume similar to Flowers Foods.

Bonus Plan
      Flowers Foods’ Annual Executive Bonus Plan provides for an annual incentive bonus, which is expressed as a percentage of base salary, varying by position with Flowers Foods. A bonus is awarded upon Flowers Foods’ attainment of a specified earnings goal. In addition, the bonus plan is designed to provide the executive with an increased bonus, limited to the lesser of $1,500,000 or an amount equal to one and one-half the bonus percentage established for the executive’s position multiplied by the executive’s base salary, if actual earnings significantly exceed the goal. Correspondingly, the bonus plan is designed to provide the executive a lesser bonus if actual earnings fall below the goal, and no bonus at all if actual earnings fall below eighty percent of the goal. This mechanism provides motivation for the executive to continue to strive for improved earnings in any given year, regardless of the fact that the goal may, or may not, be obtained.

Stock Incentive Plan
      In keeping with the Compensation Committee’s philosophy that the element of shareholder risk is an essential compensation tool, stock based incentives comprise a significant portion of the compensation program for the individuals listed above in the Summary Compensation Table. The Compensation Committee believes that continuation of stock based incentives is fundamental to the enhancement of shareholder value.
      The EPIP is Flowers Foods’ ongoing intermediate and long-term incentive plan. The EPIP provides the Compensation Committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for Flowers Foods and the executive group. The awards under the EPIP contain elements that focus the executive’s attention on one of Flowers Foods’ primary goals, the enhancement of shareholder value. There were no option awards granted under the EPIP is fiscal 2004. Pursuant to the EPIP, a restricted stock award was made to the company’s Chief Executive Officer in fiscal 2004.

Compensation of Chief Executive Officer
      For fiscal 2004, Mr. Deese received a base salary of $600,000, which amount was determined by the Compensation Committee to be appropriate in consideration of Flowers Foods’ performance, Mr. Deese’s leadership and contribution to that performance and market conditions. In accordance with the terms of our bonus plan, Mr. Deese received a bonus of $345,150 for fiscal 2004.
      On January 4, 2004, Mr. Deese was awarded 50,000 shares of restricted stock under the provisions of the EPIP. The fair market value on the date of grant was $1,300,000. These shares do not vest until January 4, 2008; however, in accordance with the terms of the EPIP, Mr. Deese will receive dividends on these shares during the vesting period. During 2004, Mr. Deese received $23,750 in dividends related to these shares. The restricted shares are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause or termination for any reason that the Compensation Committee determines should not result in forfeiture.

Deductibility of Compensation Expenses
      Flowers Foods is not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Code). Other than with respect to the restricted stock award to Mr. Deese in fiscal 2004, which does not qualify as performance-based compensation, the Compensation Committee believes that any awards under the Annual Executive Bonus Plan and the EPIP will result in performance-based compensation, and that Flowers Foods will not lose any federal income tax deduction for compensation paid under these compensation programs. The Compensation Committee will consider this deduction limitation during future deliberations and will continue to act in the best interests of Flowers Foods.

Summary
      The Compensation Committee believes that the base salary and the Annual Executive Bonus Plan provide an efficient and effective mechanism to reward the executive group for the daily leadership required to maximize Flowers Foods’ current performance. Additionally, the stock based awards granted under the EPIP serve to align the long-term interests of the executives with those of the shareholders so that executive decisions are made as owners of Flowers Foods.

The Compensation Committee
of the Board of Directors:

Joseph L. Lanier, Jr., Chairman
Franklin L. Burke
Jackie M. Ward

TRANSACTIONS WITH MANAGEMENT AND OTHERS
      Amos R. McMullian Consulting Agreement. Mr. McMullian, non-executive Chairman of the Board of Directors, and the company entered into a one-year consulting agreement, dated January 1, 2005, pursuant to which Mr. McMullian will receive an annual payment of $250,000 for consulting services provided to the company. Unless earlier terminated, this agreement will terminate on December 31, 2005.
      Executive Officer and Director-Related Employees of the Company. Ty Deese, an adult child of George E. Deese, a director and our President and Chief Executive Officer, was employed as the president of a company subsidiary throughout fiscal 2004. He was paid an aggregate salary and bonus of $203,042 in fiscal 2004. Charles Avera, the brother of Stephen R. Avera, our Senior Vice President, Secretary and General Counsel, was employed as a National Accounts Vice President of a company subsidiary throughout fiscal 2004. He was paid an aggregate salary and bonus of $144,925 in fiscal 2004. A. Ryals McMullian, an adult child of Amos R. McMullian, our non-executive Chairman of the Board of Directors, was employed by the company throughout fiscal 2004 as Associate General Counsel. He was paid an aggregate salary and bonus of $155,905 in fiscal 2004. Chris Mulford, a son-in-law of George E. Deese, was employed as a Director of Sales of a company subsidiary throughout fiscal 2004. He was paid an aggregate salary and bonus of $76,389 during fiscal 2004. Michael Lord and Mark Lord, each an adult child of Gene D. Lord, the President and Chief Operating Officer of our Bakeries Group, were employed as Directors of Sales of two separate company subsidiaries throughout fiscal 2004 and were paid an aggregate salary and bonus of $77,121 and $72,303, respectively.

AUDIT COMMITTEE REPORT
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Flowers Foods filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
      During fiscal 2004, at each meeting the Audit Committee met with the senior members of the company’s management team (including the Chief Financial Officer and the company’s compliance officer), internal auditors and the company’s independent auditors. At each of its regularly scheduled meetings, the Audit Committee conducted private sessions with the independent auditors and, separately with the director of internal audit, to discuss financial management, accounting and internal controls. The Audit Committee has reviewed and discussed with management and the company’s independent auditors, PricewaterhouseCoopers LLP, the company’s audited consolidated financial statements for the year ended January 1, 2005 and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K, including a discussion of the quality of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. The Audit Committee reviewed management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the company fairly present, in all material respects, the financial condition and results of operations of the company. Management advised the Audit Committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. These reviews included discussions with PricewaterhouseCoopers LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, including the quality of the company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence from the company, including a review of audit and non-audit fees. The Audit Committee has also monitored the scope and adequacy of the company’s internal auditing program and reviewed internal audit staffing levels.
      The Audit Committee has been updated periodically on management’s process to assess the adequacy of the company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditors the company’s internal control assessment process, management’s assessment with respect thereto and the independent auditor’s evaluation of the company’s system of internal control over financial reporting.
      In performing all of its functions, the Audit Committee acts in an oversight capacity on behalf of the Board of Directors. The Audit Committee reviews the company’s earnings releases before issuance and its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the representations of management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the company and its subsidiaries, management’s assessment of the effectiveness of the company’s internal control over financial reporting and the effectiveness of the company’s internal control over financial reporting.

      Based on its review and discussions, the Audit Committee recommended to our Board of Directors (and the Board of Directors has approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2005. The Audit Committee and the Board of Directors also have appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2005, subject to ratification by the shareholders.

The Audit Committee
of the Board of Directors:

Franklin L. Burke, Chairman
Joe E. Beverly
Manuel A. Fernandez
Melvin T. Stith
Jackie M. Ward

STOCK PERFORMANCE GRAPH
      The chart below is a comparison of the cumulative total return (assuming the reinvestment of all dividends paid) among Flowers Foods common stock, Standard & Poor’s 500 Index, Standard & Poor’s SmallCap 600 Index and Standard & Poor’s 500 Packaged Foods and Meat Index for the period since our common stock began trading on the New York Stock Exchange on March 28, 2001 through December 31, 2004, the last trading day of our 2004 fiscal year.
TOTAL SHAREHOLDER RETURNS

	March 28,	December 28,	December 27,	January 2,	December 31,
	2001	2001	2002	2004	2004

FLOWERS FOODS, INC	100.00	190.78	138.41	283.81	353.44

S&P 500 INDEX	100.00	100.58	77.09	99.40	110.55

S&P SMALLCAP 600 INDEX	100.00	97.88	97.88	136.26	166.84

S&P 500 PACKAGED FOOD AND MEAT INDEX	100.00	114.81	114.81	123.65	148.84

      Companies in the S&P 500 Index, the S&P Small Cap 600 Index and the S&P 500 Packaged Foods and Meat Index are weighted by market capitalization and indexed to $100 at March 28, 2001. Flowers Foods’ share price is also indexed to $100 at March 28, 2001.

PROPOSAL II
APPROVAL OF THE
FLOWERS FOODS, INC. 2001 EQUITY AND PERFORMANCE INCENTIVE PLAN
AS AMENDED AND RESTATED AS OF FEBRUARY 11, 2005
      On May 31, 2002, the company’s shareholders adopted and approved the 2001 Equity and Performance Incentive Plan (the “plan”) and 2,000,000 shares of the company’s common stock, par value $.01 per share (“common stock”), were reserved for issuance thereunder. The original number of shares reserved for issuance under the EPIP was increased to 4,500,000 to reflect two 3 for 2 stock splits that have occurred since the plan’s inception. As of the date of this proxy statement, 726,056 shares have been issued under the plan, 3,194,750 shares are subject to outstanding awards and a total of 579,194 shares remain available for future awards. The company believes that equity is a key element of its compensation package and that equity awards encourage employee loyalty and align employee interests more directly with those of its shareholders. The plan, in particular, allows the company to provide key employees of the company and its subsidiaries with equity incentives that are competitive with those of companies with which the company competes for talent.
      In order to maintain the company’s ability to attract and retain officers, key employees and non-employee directors, the Board of Directors has determined it is desirable to amend the plan in the following respects:

•	increase the total number of shares of common stock available for issuance under the plan to 6,500,000;

•	remove the ability of the company to grant additional awards from shares that expire or are forfeited under the plan or shares that are transferred, surrendered or relinquished in payment of the option exercise price or for satisfaction of withholding rules for the exercise or receipt of awards under the plan; and

•	add EBITDA (earnings before interest, taxes, depreciation and amortization) as a performance measure under the plan.
      The Board of Directors approved the amendments to the plan on February 11, 2005 (the “amended plan”), and has recommended the amendments, which are incorporated in the 2001 Equity and Performance Incentive Plan as amended and restated (the “amended plan”) be submitted to the shareholders for approval at the 2005 Annual Meeting of Shareholders. The affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting of Shareholders is required for approval of the amended plan.
      A summary of the proposed changes to the plan is set forth below followed by a summary description of the entire amended plan. The full text of the amended plan is attached to this proxy statement as Annex A, and the following summaries are qualified in their entirety by reference to Annex A.
Summary of Proposed Changes
      Available Shares. The amended plan increases the number of shares of common stock available for future awards to 6,500,000 shares. Without increasing the number of shares available for issuance under the plan, the company believes that the number of shares currently available under the plan may not be sufficient to cover projected awards in the near future. The company believes that the increase in the number of shares available under the plan to 6,500,000 will provide the company sufficient shares reserved for issuance to cover the awards it anticipates granting to eligible participants. If the amended plan is not approved, the company will not be able to grant any additional awards to eligible participants after the shares that remain available for issuance under the plan have been used.
      Elimination of Liberal Share Counting Provision. The amended plan removes the ability of the company to “recycle” shares back into the amended plan. The removal of the company’s ability to “recycle” shares that expire or are forfeited or otherwise surrendered or paid to the company addresses a concern among some shareholders that such liberal share counting provisions allow companies to replenish shares to a plan indefinitely without shareholder approval.

      EBITDA Performance Measure. Because EBITDA is regularly used to measure financial performance both internally within the company and throughout the industry, the Board of Directors amended the plan to contemplate the use of this performance measure.
Principal Features of the Amended Plan
      General. Under the amended plan, our Board of Directors and to the extent of any delegation by the Board of Directors to the Compensation Committee pursuant to the amended plan, our Compensation Committee (collectively our “Board”) is authorized to make awards of (1) options to purchase shares of Flowers Foods common stock, par value $0.01 per share, (2) performance stock and performance units, (3) restricted stock and (4) deferred stock. Our Board is authorized to oversee the amended plan.
      Shares Available Under the Amended Plan. The number of shares of our common stock that may be issued or transferred (1) upon the exercise of options, (2) as restricted stock and released from all substantial risks of forfeiture, (3) as deferred stock, (4) in payment of performance stock or performance units that have been earned or (5) in payment of dividend equivalents paid with respect to awards made under the amended plan, may not exceed in the aggregate a total of 6,500,000 shares (5,928,806 of which are being added in connection with the amendment of the plan) subject to adjustment under the terms of the amended plan. These shares of common stock may be original issue or treasury shares, or a combination of both.
      Eligibility. Our officers, key employees and non-employee directors, as well as any person who has agreed to begin serving in such capacity within 30 days of a date of grant, are eligible to be selected by our Board of Directors to receive awards under the amended plan. Our Board selects those eligible individuals who will receive grants on the basis of management objectives. As of January 1, 2005, seven officers, one hundred eighteen key employees and nine non-employee directors were eligible to participate in the amended plan.
      Options. Options entitle the optionee to purchase shares of our common stock at a price per share not less than the fair market value at the date of grant. Each grant specifies whether the option price will be payable (1) in cash at the time of exercise, (2) by the actual or constructive transfer to Flowers Foods of shares of our common stock owned by the optionee for at least six months and having a value at the time of exercise equal to the option price, (3) if authorized by our Board, the delivery of shares of restricted stock or other forfeitable shares, deferred stock, performance stock, other vested options or performance units or (4) a combination of these payment methods. Grants may provide for deferred payment of the option price from the proceeds of a sale through a broker on the date of exercise of some or all of the shares of our common stock to which the exercise relates. No options are exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with Flowers Foods that is required before the options become exercisable. Grants may provide for earlier exercise of an option in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transactions or events. Grants may also specify management objectives that must be achieved as a condition to the exercise of the option. Successive grants may be made to the same optionee whether or not previously granted options remain unexercised.
      Restricted Stock. An award of restricted stock involves the immediate transfer of ownership of a specific number of shares of our common stock to a participant in consideration of the performance of services. The participant will be entitled immediately to voting, dividend and other ownership rights in such shares. The transfer or later elimination of restrictions may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value, as our Board may determine. Our Board may condition the award on the achievement of specified management objectives. Restricted stock must be subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) for a period to be determined by our Board in order for the participant to avoid immediate taxation. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve as an officer or key employee of Flowers Foods during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years; if other management objectives are included, non-forfeiture may occur after one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of restricted stock is prohibited or restricted in a manner and to the extent prescribed by our Board for the period during which the forfeiture provisions are to continue. Our Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transaction or event.
      Deferred Stock. An award of deferred stock constitutes an agreement by Flowers Foods to deliver shares of its common stock to the participant in the future in consideration of the performance of services. However, the deferred stock award may be subject to the fulfillment of certain conditions, such as management objectives, during the deferral period specified by our Board. During the deferral period, the participant cannot transfer any rights in the award and has no right to vote the shares of deferred stock, but our Board may, on or after the date of the award, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of our common stock. Awards of deferred stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share on the date of award. Deferred stock must be subject to the performance of services for at least three years, provided that if management objectives are included, the performance of services must be for at least one year. Our Board determines the deferral period at the date of the award, and may provide for a deferral period of less than three years in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transaction or event.
      Performance Stock and Performance Units. Performance stock and performance units involve awards that become payable upon the achievement of specified management objectives during a designated performance period. This performance period may be subject to early termination in the event of retirement, disability or death or a change in control of Flowers Foods, or other similar transaction or event. A minimum level of acceptable achievement may also be established by our Board. If, by the end of the performance period, the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the performance stock and/or performance units. If the participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum, the participant will be deemed to have partly earned the performance stock and/or performance units (such part to be determined in accordance with a formula). To the extent earned, the performance stock and/or performance units will be paid to the participant at the time and in the manner determined by our Board in cash, shares of our common stock or in any combination of those methods. Each award of performance stock or performance units may be subject to adjustment to reflect changes in compensation or other factors, so long as no adjustment would result in the loss of an available exemption for the award under Section 162(m) of the Code. Our Board may provide for the payment of dividend equivalents to the holder on a current, deferred or contingent basis, either in cash or in additional shares of our common stock.
      Management Objectives. Under the amended plan, our Board is required to establish performance goals for purposes of performance stock and performance units. In addition, if our Board so chooses, options, restricted stock and deferred stock may also specify management objectives. Management objectives may be described either in terms of company-wide objectives, individual participant objectives or objectives related to the performance of the division, subsidiary, department or function within Flowers Foods in which the participant is employed. Management objectives applicable to any award may include specified levels of and/or growth in (1) cash flow, (2) earnings per share, (3) earnings before interest and taxes, (4) earnings before interest, taxes, depreciation, and amortization, (5) net income, (6) return on assets, (7) return on assets employed, (8) return on equity, (9) return on invested capital, (10) return on total capital, (11) revenue, (12) stock price, (13) total return to shareholders, (14) economic value added, (15) operating profit, or any combination of these objectives. If our Board determines that a change in the business, operations, corporate structure or capital structure of Flowers Foods, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, our Board may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as our Board deems appropriate and equitable, unless the result would be to make an award otherwise eligible for an exemption under Section 162(m) of the Code ineligible for such an exemption.
      Transferability. Except as otherwise determined by our Board, no option or other award under the amended plan is transferable by a participant, other than by will or the laws of descent and distribution, provided that options (except for incentive stock options) may be transferred without payment of consideration by the transferee to the participant’s immediate family or to trusts established solely for the benefit of one or more members of the participant’s immediate family. Except as otherwise determined by our Board, options are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative. Our Board may specify at the date of grant that part or all of the shares of our common stock that are (1) to be issued or transferred by Flowers Foods upon the exercise of options, upon the termination of a deferral period applicable to deferred stock or upon the payment under any grant of performance stock or performance units or (2) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in the amended plan, shall be subject to further restrictions on transfer.
      Adjustments. The amended plan provides that the number of shares available for awards will not be adjusted to account for (a) shares relating to awards that expire or are forfeited under the amended plan, or (b) shares that are transferred, surrendered or relinquished in payment of the option exercise price or for satisfaction of withholding rules for the exercise or receipt of awards under the amended plan. This prohibits the grant of additional awards from shares turned in by award recipients. The maximum number of shares of our common stock covered by outstanding options, deferred stock, performance stock and restricted stock granted under the amended plan, and the prices per share applicable to those shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events. In the event of any such transaction, our Board is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the amended plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. Our Board may also make or provide for adjustments in the numerical limitations under the amended plan as our Board may determine appropriate to reflect any of the foregoing transactions or events. Our Board is authorized to interpret the amended plan and related agreements and other documents. Our Board may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the amended plan, or, in its discretion, make no awards.
      Our Board may modify, suspend or terminate the amended plan, provided that some material modifications affecting the amended plan must be approved by shareholders, and any change in the amended plan that may adversely affect a grantee’s rights under a grant previously granted under the amended plan requires the consent of the grantee.
      Any amendment that must be approved by the shareholders of Flowers Foods in order to comply with applicable laws or the rules of the principal national securities exchange or quotation system upon which our common stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares issued or certain other increases in awards available under the amended plan (except for increases caused by adjustments made pursuant to the amended plan). Presentation of the amended plan or any amendment of the amended plan for shareholder approval is not to be construed to limit Flowers Foods’ authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.
      The amended plan provides that awards representing no more than 3% of the shares available under the amended plan may not be required to meet certain restrictions otherwise applicable to restricted stock, deferred stock and performance stock awards under the plans. Our Board may not, without further approval of Flowers Foods’ shareholders, authorize the amendment of any outstanding option to reduce the option price. Furthermore, the exercise price of an outstanding option may not be reduced to a lower option price without further approval of the shareholders of Flowers Foods. The amended plan does not confer on any participant a right to continued employment with Flowers Foods.

Market Value of Common Stock
      The closing price per share of our common stock on April 15, 2005 was $29.04.
New Plan Benefits
      There were no options granted under the plan during fiscal 2004. If the amended plan had been in effect in fiscal 2004, no options would have been granted under the amended plan. Restricted stock awards under the plan were granted in fiscal 2004 as follows:

		Number of Shares of
Name and Position	Dollar Value (1)	Restricted Stock

George E. Deese President & Chief Executive Officer	$1,579,000(2)	50,000
Gene D. Lord Chief Operating Officer, Flowers Bakeries Group	—	—
Jimmy M. Woodward Senior Vice President & Chief Financial Officer	—	—
Allen L. Shiver Chief Operating Officer, Flowers Specialty Group	—	—
Stephen R. Avera Senior Vice President, Secretary and General Counsel	—	—
Executive Group	$1,579,000(2)	50,000
Non-Executive Director Group	$426,962(3)	13,520
Non-Executive Officer Employee Group	—	—

(1)	The Dollar Value set forth in the table above reflects the aggregate value of all restricted stock awards made under the plan in fiscal 2004 as of January 1, 2005.

(2)	On January 4, 2004, Mr. Deese was awarded 50,000 shares of restricted stock under the provisions of the EPIP. The fair market value on the date of grant was $1,300,000. These shares do not vest until January 4, 2008; however, in accordance with the terms of the EPIP, Mr. Deese will receive dividends on these shares during the vesting period. During 2004, Mr. Deese received $23,750 in dividends related to these shares. The restricted shares are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause or termination for any reason that the Compensation Committee determines should not result in forfeiture.

(3)	Each non-employee director receives an annual restricted stock award valued at $40,000, based on the market price of our common stock on the Monday following the Annual Meeting of Shareholders. Directors elected by the Board during the following year receive a prorated award. Each non-employee director received 1,690 shares of restricted stock, with the exception of Messrs. Fernandez and Griswold who were elected to the Board after the 2004 Annual Meeting.

      The following table describes option awards made under the plan since its inception through the end of fiscal 2004. Two option awards have been made under the plan since its inception — one in fiscal 2001 and one in fiscal 2003.

	Number of Options
	Received as of
Name and Position	January 1, 2005	Dollar Value(1)

George E. Deese	344,250	$5,635,798
President & Chief Executive Officer
Gene D. Lord	176,850	2,730,097
Chief Operating Officer, Flowers Bakeries Group
Jimmy M. Woodward	275,400	4,908,742
Senior Vice President & Chief Financial Officer
Allen L. Shiver	205,650	3,366,779
Chief Operating Officer, Flowers Specialty Group
Stephen R. Avera	121,200	1,846,252
Senior Vice President, Secretary and General Counsel
Executive Group	1,123,350	18,487,668
Non-Executive Director Group	807,300	15,031,203
Director Nominees:
Manual A. Fernandez	—	—
Benjamin H. Griswold, IV	—	—
Joseph L. Lanier, Jr.	22,500	497,475
Melvin T. Stith	—	—
Jackie M. Ward	22,500	497,475
C. Martin Wood III	22,500	497,475
All Employees (including non-executive officers)	1,358,600	22,740,779

(1)	Dollar Value represents the value of unexercised stock options for each individual and group set forth above as of January 1, 2005. This value is calculated as the difference between the exercise price of the option and $31.58 per share, which was the closing price of our common stock on December 31, 2004. The exercise prices for the 2001 and 2003 awards were $9.47 and $21.02, respectively.
Securities Authorized for Issuance Under Compensation Plans
      The following chart sets forth the amounts of securities authorized for issuance under the company’s compensation plans as of January 1, 2005.

	Number of securities to	Weighted average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column(a))

	(a)	(b)	(c)

(Amounts in thousands, except per share data)
Equity compensation plans approved by security holders	3,357	$14.38	580
Equity compensation plans not approved by security holders	—	—	—

Total	3,357	$14.38	580

      Under the company’s compensation plans, the board of directors is authorized to grant a variety of stock based awards, including restricted stock awards, to its directors and certain of its employees. The number of securities set forth in column (c) above includes shares of restricted stock available for future issuance under the company’s compensation plans.
Federal Income Tax Consequences
      The following is a brief summary of the federal income tax consequences of specified transactions under the amended plan based on federal income tax laws in effect on January 1, 2005. This summary is not intended to be complete and does not describe state or local tax consequences.
Tax Consequences to Participants
      Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).
      Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an option that qualifies as an incentive stock option under Sections 421 and 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.
      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, referred to as Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Deferred Stock. No income generally will be recognized upon the award of deferred stock. The recipient of a deferred stock award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such deferred stock).
      Performance Stock and Performance Units. No income generally will be recognized upon the grant of performance stock or performance units. Upon payment in respect of the earn-out of performance stock or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Tax Consequences to Flowers Foods and its Subsidiaries
      To the extent that a participant recognizes ordinary income in the circumstances described above, Flowers Foods or the corporate subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR PROPOSAL II
PROPOSAL III
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
      Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2005. Our Board of Directors recommends that this appointment be ratified.
      Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
      We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.
      If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2005, the Audit Committee will reconsider the appointment.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR PROPOSAL III
FISCAL 2004 AND FISCAL 2003 AUDIT FIRM FEE SUMMARY
      During fiscal 2004 and fiscal 2003, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:
      Audit Fees. Fees for audit services totaled approximately $450,000 in 2004 and approximately $450,000 in 2003, including fees associated with annual audits and the reviews of the company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
      Audit Related Fees. Fees for audit related services totaled approximately $1,301,000 in 2004 and approximately $260,000 in 2003. Audit related services principally include services related to Sarbanes-Oxley compliance.
      Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $256,341 in 2004 and approximately $275,000 in 2003.
      All Other Fees. Fees for all other services not described above totaled approximately $4,000 in 2004 and $12,000 in 2003, principally including software licensing agreements in both 2004 and 2003.
      All non-audit services were reviewed by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee on a case-by-case basis.

SHAREHOLDER PROPOSALS
      In order to properly submit a proposal for inclusion in the proxy statement for the 2006 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 30, 2005.
      If you wish to present a proposal before the 2006 Annual Meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below by March 15, 2006. If your proposal is not properly brought before the Annual Meeting in accordance with our amended and restated bylaws, the Chairman of the Board of Directors may declare such proposal not properly brought before the Annual Meeting, and it will not be acted upon.
      Any proposals or notices should be sent to:

Stephen R. Avera
Senior Vice President,
Secretary and General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757

ANNEX A
FLOWERS FOODS, INC.
2001 Equity and Performance Incentive Plan
(as amended and restated as of February 11, 2005)
      1. Purpose. The purpose of the 2001 Equity and Performance Incentive Plan is to attract and retain directors, officers and other key employees for Flowers Foods, Inc., a Georgia corporation and its Subsidiaries and to strengthen the mutuality of interests between such key persons and the Company’s shareholders by offering performance and equity-based incentives and rewards for superior performance.
      2. Definitions. As used in this Plan,
      “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).
      “Change in Control” shall have the meaning provided in Section 12 of this Plan.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” means the Compensation Committee of the Board, which shall consist of a committee of two (2) or more Nonemployee Directors appointed by the Board to exercise one or more administrative functions under the Plan.
      “Common Stock” means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
      “Company” means Flowers Foods, Inc., a Georgia corporation.
      “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
      “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Performance Stock or Performance Units or a grant or sale of Restricted Stock or Deferred Stock shall become effective which date shall not be earlier than the date on which the Board takes action with respect thereto.
      “Deferral Period” means the period of time during which Deferred Stock is subject to deferral limitations under Section 7 of this Plan.
      “Deferred Stock” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock at the end of a specified Deferral Period.
      “Director” means a member of the Board of Directors of the Company.
      “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
      “Fair Market Value” means (i) the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), or (ii), if clause (i) does not apply, the fair market value of the Common Stock as determined by the Board. Notwithstanding the foregoing, for purposes of determining Fair Market Value for grants made during the period March 26 through April 5, 2001, the value determined according to (i) above shall be averaged for the first twenty (20) trading days commencing on the date of said grant.
      “Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.
      “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
      “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Stock or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:
       1.   cash flow;
       2.   earnings per share;
       3A. earnings before interest, taxes, depreciation and amortization;
       3B. earnings before interest and taxes;
       4.   earnings per share growth;
       5.   net income;
       6.   return on assets;
       7.   return on assets employed;
       8.   return on equity;
       9.   return on invested capital;
      10. return on total capital;
      11. revenue growth;
      12. stock price;
      13. total return to shareholders;
      14. economic value added; and
      15. operating profit growth; or
any combination of the foregoing.
      If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.
      “Nonemployee Director” means a Director who is not an employee of the Company or any Subsidiary.

      “Nonqualified Options” mean Option Rights that are not intended to qualify as Incentive Stock Options.
      “Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.
      “Option Price” means the purchase price payable on exercise of an Option Right.
      “Option Right” means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 5 or Section 9 of this Plan.
      “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within thirty (30) days of the Date of Grant, and shall also include each Nonemployee Director who receives an award of Option Rights or Restricted Stock.
      “Performance Period” means, in respect of Performance Stock or a Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Stock or Performance Unit are to be achieved.
      “Performance Stock” means a bookkeeping entry that records the equivalent of one Common Stock awarded pursuant to Section 8 of this Plan.
      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.
      “Plan” means this Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan.
      “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.
      “Retirement” means termination of employment on or after attainment of age 65.
      “Spread” means the excess of the Fair Market Value per share on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price.
      “Subsidiary” means a corporation, company or other entity

(i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company. Notwithstanding the foregoing, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which, at the time, the Company owns or controls, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.
      3. Stock Available Under the Plan.
      (a) Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Deferred Stock, (iv) in payment of Performance Stock or Performance Units that have been earned, (v) as awards to Nonemployee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 6,500,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
      (b) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan,

(i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 6,500,000 shares of Common Stock;

(ii) no Participant shall be granted Option Rights, in the aggregate, for more than 1,000,000 shares of Common Stock during any period of three (3) consecutive years;

(iii) the number of shares issued as Restricted Stock, Deferred Stock, Performance Stock or Performance Units (to the extent paid in shares of Common Stock) shall not in the aggregate exceed 1,000,000 shares of Common Stock;

(iv) during any period of three (3) consecutive fiscal years, the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock, Performance Stock or Performance Units (to the extent paid in shares of Common Stock) granted to any one Participant shall not exceed 500,000 shares of Common Stock; and

(v) no Nonemployee Director shall be granted Option Rights and Restricted Stock, in the aggregate, for more than 50,000 shares of Common Stock during any fiscal year of the Company.
      (c) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any one (1) calendar year receive an award of Performance Stock and Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.
      4. Eligibility. The Board shall have full authority and the absolute discretion to determine which Participants are to receive an award of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units, the time or times when those grants are to be made, the number of shares of Common Stock to be covered by each such grant in the case of Option Rights, Restricted Stock, Deferred Stock and Performance Stock, the status of the granted option as either an Incentive Stock Option or a Nonqualified Option in the case of an Option Right, the time or times when each Option Right is to become exercisable, the maximum term for which the Option Right is to remain outstanding and the vesting schedule (if any) applicable to the awards granted under this Plan.
      5. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may not be less than the Fair Market Value per share on the Date of Grant. To the extent required for “Incentive Stock Option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 422 of the Code) shall not exceed $100,000.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash, by check or other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least six (6) months (or other consideration authorized pursuant to Section 5(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Stock, Performance Stock (based, in each case, on the Fair Market Value per share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units.

Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the shares of Common Stock received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares of Performance Stock, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

(e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

(g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or in the event of Retirement, Disability or death of the Participant.

(i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(j) Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Options, or (iii) combinations of the foregoing.

(k) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(l) No Option Right shall be exercisable more than ten (10) years from the Date of Grant.

(m) An Optionee may exercise an Option Right in whole or in part at any time and from time to time during the period within which an Option Right may be exercised and for such number of shares of Common Stock as shall be determined by the Board and set forth in the agreements evidencing the grant of such Option Right. To exercise an Option Right, an Optionee shall give written notice to the Company specifying the number of shares of Common Stock to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

(n) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each grant or sale of Restricted Stock may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Fair Market Value per share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Stock covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, or in the event of Retirement, Disability or death of the Participant. If the Board conditions the nonforfeitability of Restricted Stock upon service alone, such vesting may not occur before three (3) years from the Date of Grant of such Restricted Stock, and if the Board conditions the nonforfeitability of Restricted Stock on Management Objectives, such nonforfeitability may not occur before one (1) year from the Date of Grant of such Restricted Stock.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify that termination or early termination of the restrictions applicable to such shares may occur (i) upon achievement of Management Objectives or (ii) upon the expiration of a stated period of time, with or without the payment of additional consideration by the participant at said time. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock.

      7. Deferred Stock. The Board may also authorize the granting or sale of Deferred Stock to Participants. Each grant or sale of Deferred Stock may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share at the Date of Grant.

(c) Each such grant or sale shall be subject to a Deferral Period of not less than one (1) year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control, or in the event of Retirement, Disability or death of the Participant. If the Board conditions the nonforfeitability of shares of Deferred Stock upon service alone, such vesting may not occur before three (3) years from the Date of Grant of such shares of Deferred Stock, and if the Board conditions the nonforfeitability of shares of Deferred Stock on Management Objectives, such nonforfeitability may not occur before one (1) year from the Date of Grant of such shares of Deferred Stock.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Stock and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares of Deferred Stock on either a current or deferred or contingent basis, either in cash or in additional Common Stock.

(e) Each grant or sale of Deferred Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      8. Performance Stock and Performance Units. The Board may also authorize the granting of Performance Stock and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of shares of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than one (1) year, commencing with the Date of Grant as shall be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of a Change in Control or in the event of Retirement, Disability or death of the Participant.

(c) Any grant of Performance Stock or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Performance Stock or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Stock or Performance Units shall specify that, before the Performance Stock or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of shares of Performance Stock or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Stock may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may, at or after the Date of Grant of Performance Stock, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Stock or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such shares of Performance Stock or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.
      9. Awards to Nonemployee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Option Rights and may also authorize the grant or sale of Restricted Stock to Nonemployee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 9 shall be upon terms and conditions consistent with Section 5 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each grant shall specify an Option Price per share, which shall not be less than the Fair Market Value per share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than ten (10) years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:

(i) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii) Each such Option Right shall become exercisable six (6) months after the Date of Grant. Such grant may provide for the earlier exercise of such Option Rights in the event of a Change in Control or in the event of Retirement, Disability or death of the Nonemployee Director.

(iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of Retirement, Disability, or death, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date of such termination until the date that is one (1) year after the date of such termination, but in no event after the expiration date of such Option Rights.

(iv) In the event of the Retirement, Disability, or death of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one (1) year after such Retirement Disability, death, or, but in no event after the expiration date of the term of such Option Rights.

(v) If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

(vi) Option Rights may be exercised by a Nonemployee Director only upon payment to the Company in full of the Option Price of the shares of Common Stock to be delivered. Such payment shall be made in cash or in shares of Common Stock then owned by the Optionee for at least six (6) months, or in a combination of cash and such shares of Common Stock.

(b) Each grant or sale of Restricted Stock pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.
      10. Transferability. Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 10(a), Option Rights (other than Incentive Stock Options) shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

      11. Adjustments. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.
      12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events, subject to the provisions of Section 12(f) hereof:

(a) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction; or

(b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions; or

(c) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the Effective Date of this Plan) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary; (x) any employee benefit plan of the Company or any Subsidiary; or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group of which the Company is an affiliate; or

(d) a majority of the members of the Board are not Continuing Directors, where a “Continuing Director” is any member of the Board who (x) was a member of the Board on the Effective Date of this Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(e) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Subsections (a), (b), (c) or (d) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Section 12, if the provisions of awards which provide for earlier exercise or earlier lapse of restrictions or conditions upon a Change in Control shall thereupon become immediately operative.

(f) Notwithstanding the foregoing provisions of this Section (12):

(i) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section (12)(e) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Participant, nullify the effect thereof and reinstate the award as previously in effect, but without prejudice to any action that may have been taken prior to such nullification.

(ii) Unless otherwise determined in a specific case by the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section (12)(c) solely because (X) the Company, (Y) a Subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
      13. Deferrals. In accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at or after the time of grant to defer receipt of payment or settlement of some or all of an award to one or more dates elected by the Participant, subsequent to the date on which such award is payable or otherwise to be settled, or (ii) may require at or after the time of grant that the portion of an award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, shares of Common Stock or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferred amounts.
      14. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
      15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Shares of Common Stock or benefits shall not be withheld in excess of the minimum number required for such tax withholding. The Company and a Participant or such other person may also make arrangements with respect to the payment in cash of any taxes with respect to which withholding is not required.
      16. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
      17. Administration of the Plan.

(a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Committee (or subcommittee thereof). A majority of the Committee (or subcommittee) shall constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to the Committee or subcommittee.

(b) The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make awards under Section 8 which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 18. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

(c) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. The Board shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company. Each member of the Board, each individual to whom the Board delegates authority hereunder, each individual designated by the Board to administer the Plan and each other person acting at the direction of or on behalf of the Board shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Board or the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.
      18. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.

(b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. This Sec-

tion 18(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

      19. General Provisions.

(a) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(b) In case of termination of employment by reason of Retirement, Disability, or death, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Stock as to which the Deferral Period has not been completed, or any Performance Stock or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Stock or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

(e) Payments received by a Participant under any award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Board.
      20. Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trust or other arrangements to meet the obligations created under the Plan to deliver stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected Participant the existence of such trust or other arrangement must be consistent with the “unfunded” status of the Plan for federal income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974.
      21. Effective Date. This Plan shall be effective when adopted by the Board (the “Effective Date”); provided, however, that the effectiveness of this Plan, the exercisability of Option Rights under this Plan is conditioned on its approval by the shareholders of the Company at a meeting duly held in accordance with Georgia law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period. Subject to such limitation, the Board may grant Option Rights under the Plan at any time after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

      22. Governing Law. The Plan and all grants and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to the principles of conflict of laws.
      23. Termination. No grant shall be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
      24. Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, not more than three percent (3%) of the shares of Common Stock in the aggregate available under this Plan may be subject to awards as follows:

(a) in the case of grants of Restricted Stock, which do not meet the requirements of the last sentence of Section 6(c) or to which the Board may accelerate or waive any restrictions imposed under Section 6(c);

(b) in the case of grants of Deferred Stock, which do not meet the requirements of the last sentence of Section 7(c); or

(c) in the case of Performance Stock and Performance Units, which do not meet the requirements of Section 8(b).

[Form of Paper Proxy—Front]
FLOWERS FOODS, INC.
Dear Shareholder,
      Please take note of the important information enclosed with this Proxy. Your vote is important and we encourage you to exercise your right to vote your shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope.
      Your vote must be received prior to the Annual Meeting of Shareholders on June 3, 2005.

Thank you.

Flowers Foods, Inc.
FLOWERS FOODS, INC.
1919 Flowers Circle
Thomasville, Georgia 31757
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2005
      The undersigned hereby appoints George E. Deese, Jimmy M Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 15, 2005 by the undersigned, at the Annual Meeting of Shareholders to be held on June 3, 2005, and at any adjournment or postponement thereof.
      The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.
      The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting.
      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[Form of Paper Proxy—Back]
FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 Flowers Circle
Thomasville, GA 31757
VOTE BY INTERNET – www.proxyvote.com
     Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2005. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
     Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2005. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
FLOWERS FOODS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:
1. Election of Directors
Director-nominees proposed for election in Class I to serve until 2008:
     01) Benjamin H. Griswold, IV, 02) Joseph L. Lanier, Jr., 03) Jackie M. Ward, 04) C. Martin Wood III
Director-nominees proposed for election in Class III to serve until 2007:
     05) Manuel A. Fernandez 06) Melvin T. Stith

[ ]	FOR ALL	[ ]	WITHHOLD ALL	[ ]	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
2. To approve our 2001 Equity and Performance Incentive Plan as amended and restated as of February 11, 2005.
[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
3. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Flowers Foods, Inc. for the 2005 fiscal year.
[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
     Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date	-------------------------------------- Signature (Joint Owners) Date

[Form of Paper Proxy—Front]
Dear Plan Participant:
      The purpose of this letter is to provide you with important information concerning your voting rights as a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan.
      The Annual Meeting of Shareholders of Flowers Foods, Inc. is scheduled for June 3, 2005. As a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your Stock Account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on April 15, 2005, the record date for the determination of shareholders eligible to vote.
      Your instructions to the Trustee are confidential and will be known only by Putnam Fiduciary Trust Company.
      If, in addition to your 401(k) plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate proxy card and voting instruction form. Please be sure to return each proxy or voting instruction card in the postage-paid return envelope provided with each separate package.
      We encourage you to exercise your voting rights under the 401(k) plan. Please review the enclosed documents carefully before deciding how to vote your shares. Because the shares in the 401(k) plan are registered in the name of Putnam Fiduciary Trust Company, as Trustee, you will not be able to vote your shares in the 401(k) plan in person at the Annual Meeting on June 3, 2005. Please return your voting instruction card, signed and dated, in the enclosed postage-paid envelope as soon as possible.
Sincerely,
Flowers Foods, Inc.
Sponsor of the Flowers Foods, Inc. 401(k) Retirement Savings Plan
FLOWERS FOODS, INC.
1919 FLOWERS CIRCLE
THOMASVILLE, GEORGIA 31757
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2005
      The undersigned hereby appoints George E. Deese, Jimmy M Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 15, 2005 by the undersigned, at the Annual Meeting of Shareholders to be held on June 3, 2005, and at any adjournment or postponement thereof.
      The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting and any adjournment or postponement thereof.
      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[Form of Paper Proxy—Back]
FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 Flowers Circle
Thomasville, GA 31757
VOTE BY INTERNET – www.proxyvote.com
     Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2005. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
     Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2005. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
FLOWERS FOODS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:
1. Election of Directors
Director-nominees proposed for election in Class I to serve until 2008:
    01) Benjamin H. Griswold, IV, 02) Joseph L. Lanier, Jr., 03) Jackie M. Ward, 04) C. Martin Wood III
Director-nominees proposed for election in Class III to serve until 2007:
    05) Manuel A. Fernandez 06) Melvin T. Stith

[ ]	FOR ALL	[ ]	WITHHOLD ALL	[ ]	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

2.	To approve our 2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005.
[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
3. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Flowers Foods, Inc. for the 2005 fiscal year.
[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

Signature (PLEASE SIGN WITHIN BOX) Date